SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 15, 1999



                          INDEPENDENT BANK CORPORATION
             (Exact name of Registrant as specified in its charter)


            Michigan                    0-7818                   38-2032782
(State or other Jurisdiction     (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)


       230 West Main Street, Ionia, Michigan                    48846
      (Address of Principal Executive Offices)                (Zip Code)

                                 (616) 527-9450
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets.

     Effective September 15, 1999, the Registrant, through its wholly owned subsidiary Independent Bank MSB, acquired Mutual Savings Bank, f.s.b., a federal savings bank. Mutual Savings Bank, f.s.b. was headquartered in Bay City, Michigan, with branches in Michigan. The assets of Mutual Savings Bank, f.s.b. include real property, loans and other assets which the Registrant intends to continue to use for the business of banking.

     The acquisition was effected pursuant to an Agreement and Plan of Reorganization dated as of March 24, 1999, by and between Independent Bank Corporation and Mutual Savings Bank, f.s.b., and the related Consolidation Agreement dated April 20, 1999, by and among Independent Bank Corporation, Mutual Savings Bank, f.s.b and Independent Bank MSB. Pursuant to the Agreement and Plan of Reorganization and the Consolidation Agreement, Mutual Savings Bank, f.s.b. was consolidated with and into Independent Bank MSB (the "Merger"). The effective date of the Merger was September 15, 1999.

     Pursuant to the Agreement and Plan of Reorganization and the Consolidation Agreement, each of the issued and outstanding shares of Mutual Savings Bank, f.s.b. common stock that were outstanding immediately prior to the effective time of the Merger were converted into the right to receive 0.8 shares of common stock of Independent Bank Corporation, with cash in lieu of fractional shares. Funding for the cash in lieu of fractional shares was provided from the general funds of Independent Bank Corporation.

     The terms of the Merger and the establishment of the purchase price were arrived at as a result of arm's length negotiations between the management of the Registrant and the management of Mutual Savings Bank, f.s.b. Prior to the consummation of the Merger, there were no material relationships between the Registrant and Mutual Savings Bank, f.s.b., or any of their respective affiliates, directors, officers or associates of any such directors or officers.

Item 7.   Financial Statements and Exhibits.


     (a) Financial Statements of Business Acquired. The following financial statements of Mutual Savings Bank, f.s.b. are filed as part of this report:

          (i) The Audited Consolidated Financial Statements of Mutual Savings Bank, f.s.b. were filed as Exhibit 99.1 to Registrant's current report on Form 8-K dated May 25, 1999, and are incorporated herein by reference, which Consolidated Financial Statements include:

               (A) Independent Auditor's Report of KPMG LLP, dated February 2, 1999;

               (B) Consolidated Statements of Financial Condition at December 31, 1998 and December 31, 1997;

               (C) Consolidated Statements of Operations for the Years ended December 31, 1998, 1997, and 1996;

               (D) Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 1998, 1997 and 1996.

               (E) Consolidated Statements of changes in Stockholders' Equity for the Years ended December 31, 1998, 1997, and 1996;

               (F) Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997, and 1996; and

               (G) Notes to Consolidated Financial Statements.

          (ii) Interim unaudited financial statements for Mutual Savings Bank, f.s.b. as of June 30, 1999, as follows are filed as Exhibit 99.1 hereto.

               (A) Interim Consolidated Statements of Financial Condition at June 30, 1999 (unaudited);

               (B) Interim Consolidated Statements of Operations for the three and six month periods ended June 30, 1999 and 1998 (unaudited);

               (C) Interim Consolidated Statements of Comprehensive Income for the three and six months ended June 30, 1999 and 1998 (unaudited);

               (D) Interim Consolidated Statements of Cash Flows for the six-month periods ended June 30, 1999 and 1998 (unaudited).

               (E) Interim Consolidated Statement of Changes in Stockholders' Equity for the six-month period ended June 30, 1999 (unaudited); and

               (F) Notes to Unaudited Consolidated Financial Statements.

     (b) Pro Forma Financial Information.

          (i) Pro Forma Combined Financial Statements of Independent Bank Corporation as follows were filed as pages F-2, F-5, F-6, F-7 and F-8 of Independent Bank Corporation's Registration Statement on Form S-4, as amended (Registration No. 333-79679) filed with the Commission on May 28, 1999, with respect to the Merger:

               (A) Introduction to Unaudited Pro Forma Combined Financial Statements;

               (B) Unaudited Pro Forma Combined Statements of Operations for the years ended December 31, 1998, 1997 and 1996;

               (C) Note (d) and (e) to the Unaudited Pro Forma Combined Financial Statements;

          (ii) Interim Unaudited Pro Forma financial statements of Independent Bank Corporation as follows are filed as part of this report.

               (A) Introduction to Unaudited Pro Forma Combined Financial Statements;

               (B) Unaudited Pro Forma Combined Statement of Financial Condition at June 30, 1999;

               (C) Unaudited Pro Forma Combined Statement of Operations for the six-month period ended June 30, 1999; and

               (D)  Notes  to  the  Unaudited  Pro  Forma   Combined   Financial
          Statements.

     (c) Exhibits. The following exhibits are furnished with or incorporated by reference into this Current Report:

          2.1 Agreement and Plan of Reorganization dated as of March 24, 1999, by and between Independent Bank Corporation and Mutual Savings Bank, f.s.b., together with the exhibits thereto, incorporated by reference to
     Exhibit 2.1 to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-79679) filed with the Securities Exchange Commission on or about May 28, 1999.

          99.1 Interim unaudited financial statements of Mutual Savings Bank, f.s.b.

                Unaudited Pro forma Combined Financial Statements


The unaudited pro forma combined financial statements give effect to the merger to be accounted for as a pooling of interests. The combined financial statements on the following pages present (i) the historical consolidated statement of financial condition and the pro forma combined statement of financial condition of Independent Bank Corporation ("IBC") and Mutual Savings Bank, f.s.b. ("MSB") at June 30, 1999,; and (ii) the historical consolidated statements of operations and pro forma combined statements of operations of IBC and MSB for the six months ended June 30, 1999. The pro forma combined statement of financial condition gives effect to the merger as if it had occurred on the date presented and the pro forma combined statements of operations give effect to the merger as if it had been effected for the period presented.

The pro forma statement of financial condition gives effect to nonrecurring charges related to the merger, estimated tax benefits associated with the elimination of the valuation allowance on deferred tax assets previously recorded by MSB and balance sheet restructuring through the sale of certain securities. The pro forma statement of financial condition also assumes each of the outstanding shares of MSB common stock is converted into 0.80 shares of IBC Common Stock.

The pro forma combined financial statements exclude the estimated effect of revenue enhancements and expense savings associated with the consolidation of operations of IBC and MSB. Such combined statements do however give effect to the elimination of the valuation allowance on deferred tax assets previously recorded by MSB in the period presented.

The pro forma combined financial statements are intended for informational purposes and may not be indicative of the combined financial position or results of operations that actually would have occurred had the transaction been consummated during the periods or as of the dates indicated, or which will be attained in the future. The pro forma combined financial statements should be read in conjunction with the 1998 Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q for the period ended June 30, 1999, of IBC and MSB.

                          Independent Bank Corporation
               Unaudited Pro Forma Combined Statement of Financial
                                    Condition
                                  June 30, 1999
                                 (in thousands)

                                                              Independent        Mutual                   Proforma
                                                                                               ------------------------------
                                                          Bank Corporation     Savings Bank    Adjustments           Combined
                                                          -------------------------------------------------------------------
ASSETS
  Cash and due from banks                                   $    33,281         $  11,527                        $    44,808
  Interest bearing deposits                                                             -                                  -
                                                          ------------------------------------------------------------------
     Total cash and cash equivalents                             33,281            11,527               -              44,808
  Securities available for sale                                 110,874            56,969      $   65,000   (a)
                                                                                                  (40,000)  (a)       192,843
  Securities held to maturity                                    14,076           121,629         (25,000)  (a)       110,705
  Federal Home Loan Bank stock, at cost                          12,589             7,023                              19,612
  Loans held for sale                                            22,254             4,602                              26,856
  Loans
    Commercial and agricultural                                 247,285            46,559                             293,844
    Real estate mortgage                                        441,727           295,180               -   (a)       736,907
    Installment                                                 142,908            18,739                             161,647
                                                          -------------------------------------------------------------------
      Total Loans                                               831,920           360,478              -            1,192,398
    Allowance for loan losses                                   (10,183)           (1,940)                            (12,123)
                                                          -------------------------------------------------------------------
      Net Loans                                                 821,737           358,538              -            1,180,275
  Property and equipment, net                                    29,462             8,064           (950)  (b)         36,576
  Accrued income and other assets                                33,055             5,822          2,250   (b)
                                                                                                  10,815   (d)         51,942
                                                          -------------------------------------------------------------------
        Total Assets                                        $ 1,077,328         $ 574,174    $    12,115          $ 1,663,617
                                                          -------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits
    Non-interest bearing                                    $   106,408         $  12,322                         $   118,730
    Savings and NOW                                             378,138           156,923                             535,061
    Time                                                        352,148           256,951                             609,099
                                                          -------------------------------------------------------------------
      Total Deposits                                            836,694           426,196              -            1,262,890
  Federal funds purchased                                        31,550                                                31,550
  Other borrowings                                              104,163            98,272                             202,435
  Guaranteed preferred beneficial interests in
  Company's subordinated debentures                              17,250                                                17,250
  Accrued expenses and other liabilities                         14,680            12,481    $     7,025  (b)          34,186
                                                          -------------------------------------------------------------------
      Total Liabilities                                       1,004,337           536,949          7,025            1,548,311
                                                          -------------------------------------------------------------------
  Commitments and contingent liabilities
  Shareholders' Equity
    Preferred stock                                                                                                         -
    Common stock                                                 7,475                 43          3,389  (c)          10,907
    Capital surplus                                             38,969             32,125         (3,389) (c)          67,705
    Retained earnings                                           26,275              6,446         (5,725) (b)
                                                                                                  10,609  (d)          37,605
   Accumulated other comprehensive income (loss)                   272               (590)           206  (d)            (112)
    Unearned employee stock ownership plan shares                                    (799)                               (799)
                                                          -------------------------------------------------------------------
      Total Shareholders' Equity                                72,991             37,225          5,090              115,306
                                                          -------------------------------------------------------------------
        Total Liabilities and Shareholders' Equity          $1,077,328          $ 574,174    $    12,115          $ 1,663,617
                                                          ===================================================================

See notes to pro forma combined financial statements.

                          Independent Bank Corporation
                    Unaudited Pro forma Combined Statement of
                                   Operations
                     For the Six Months Ended June 30, 1999
                (dollars in thousands, except per share amounts)

                                                     Independent Bank     Mutual Savings              Proforma
                                                                                            ------------------------------
                                                       Corporation             Bank         Adjustments        Combined (e)
                                                  -------------------------------------------------------------------------
Interest Income
  Interest and fees on loans                      $       39,124           $   13,085                          $   52,209
  Securities available for sale                            3,098                1,445                               4,543
  Securities
    Taxable                                                   45                3,631                               3,676
    Tax-exempt                                               468                                                      468
  Other investments                                          498                  279                                 777
                                                  -----------------------------------------------------------------------
                           Total Interest Income          43,233               18,440                              61,673
                                                  -----------------------------------------------------------------------
Interest Expense
 Deposits                                                 12,923                8,563                              21,486
  Other borrowings                                         4,458                3,001                               7,459
                                                  -----------------------------------------------------------------------
                          Total Interest Expense          17,381               11,564                              28,945
                                                  -----------------------------------------------------------------------
                             Net Interest Income          25,852                6,876                              32,728
Provision for loan losses                                  1,030                  291                               1,321
                                                  -----------------------------------------------------------------------
             Net Interest Income After Provision
                                 for Loan Losses          24,822                6,585                              31,407
                                                  -----------------------------------------------------------------------
Non-interest Income
  Service charges on deposit accounts                      2,244                  327                               2,571
  Net gains on asset sales
    Real estate mortgage loans                             2,256                  533                               2,789
    Securities                                                14                                                       14
  Other income                                             2,996                1,077                               4,073
                                                  -----------------------------------------------------------------------
                       Total Non-interest Income           7,510                1,937                               9,447
                                                  -----------------------------------------------------------------------
Non-interest Expense
  Salaries and employee benefits                          13,803                3,353                              17,156
  Occupancy, net                                           1,741                  495                               2,236
  Furniture and fixtures                                   1,521                  441                               1,962
  Other expenses                                           7,413                2,442                               9,855
                                                  -----------------------------------------------------------------------
                      Total Non-interest Expense          24,478                6,731                              31,209
                                                  -----------------------------------------------------------------------
               Income Before Federal Income Tax            7,854                1,791                               9,645
Federal income tax expense                                 2,246                            $     627  (d)          2,873
                                                  -----------------------------------------------------------------------
                                      Net Income    $      5,608           $    1,791            (627)          $   6,772
                                                  =======================================================================
Net income per common share
  Basic                                             $       0.72           $     0.40                           $    0.60
                                                  =======================================================================
  Diluted                                           $       0.71           $     0.39                           $    0.59
                                                  =======================================================================
Average shares outstanding                                 7,803                4,506                              11,407
ESOP shares not committed to be released                                          (42)                                (34)
                                                  -----------------------------------------------------------------------
     Shares outstanding - Basic                            7,803                4,464                              11,374
Effect of dilutive securities - stock options                 50                  103                                 132
                                                  -----------------------------------------------------------------------
     Shares outstanding - Dilutive                         7,853                4,566                              11,506
                                                  =======================================================================

See notes to pro forma combined financial statements.

           Notes to Unaudited Pro Forma Combined Financial Statements

(a) Reflects the expected sale of certain mortgage-backed securities of MSB. The proceeds from these sales will be deployed in securities available for sale. Such sales are expected to generate a loss ranging from $0.1 to $1.0 million and is reflected in note (b).

(b) Reflects Management's estimate of nonrecurring charges resulting in an after-tax adjustment to retained earnings of $5.7 million. The nonrecurring charges will be recognized upon consummation of the merger or shortly thereafter and are expected to consist of the following (shown pre-tax):

            Litigation settlement                                         $2,025
            Data processing termination and conversion costs               1,800
            Legal and professional                                         1,150
            Severance                                                        700
            Write-down of fixed assets                                       950
            Loss on sale of securities                                       550
            Other                                                            800
                                                                          ------
                                                                           7,975
            Tax effect                                                     2,250
                                                                          ------
                                                                          $5,725
                                                                          ======

     The  write-down  of  fixed  assets   consists   primarily  of  signage  and
     duplicative data processing hardware and software.

     Loss on the sale of securities is expected to range between $0.1 and $1.0 million. The mid-point of this range is included in the table above.

     These nonrecurring charges are preliminary estimates and are subject to revision as economic conditions, including interest rates, change or as more information is made available.

(c) Each outstanding share of MSB common stock, par value $0.01 will be converted into 0.80 shares of IBC Common Stock, par value $1.00.

(d) Management believes that the tax benefits associated with MSB's deferred tax assets will more likely than not be realized, and therefore, no valuation allowance is considered necessary. As a result, the adjustment to federal income tax expense reflects the estimated tax benefit or expense that would have been recognized by MSB if no valuation allowance had been recognized during the periods presented.

     The pro forma combined statement of condition has been adjusted to include the net deferred tax asset and the related impact on retained earnings and accumulated other comprehensive income as if no valuation allowance had been recognized.

(e) The pro forma combined statements of operations do not give effect to anticipated nonrecurring charges as described in note (b) or the estimated benefit of revenue enhancements and expense savings associated with the consolidation of the operations of IBC and MSB.

     Earnings per common share for IBC and MSB are based on the historical average number of common shares outstanding for each company during the period, adjusted for a 5% stock dividend in 1999. For purposes of the pro forma earnings per share computation, the common shares of MSB have been adjusted to the equivalent shares of IBC.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               INDEPENDENT BANK CORPORATION



                                               By  /s/ William R. Kohls
                                                   William R. Kohls
                                                   Executive Vice President,
                                                   Secretary and Treasurer
                                                   (Principal Financial Officer)


Date: September 15, 1999


::ODMA\PCDOCS\GRR\342089\3

                                  EXHIBIT INDEX


Exhibit 2.1 -  Agreement and Plan of Reorganization  dated as of March 24, 1999, by and between Independent Bank Corporation and Mutual Savings Bank, f.s.b., together with the exhibits thereto, incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-79679) filed with the Securities Exchange Commission on or about May 28, 1999.

Exhibit 99.1 - Interim  unaudited  financial  statements of Mutual Savings Bank,
               f.s.b.

EXHIBIT 99.1

Mutual Savings Bank, f.s.b. and Subsidiaries
Consolidated Statements of Financial Condition

                                                                                  June 30,          December 31,
                                                                                    1999                1998
                                                                                -------------      ------------
                                                                                           (Unaudited)
ASSETS
Cash on hand and on deposit ....................................................  $11,527,375       $ 11,097,267
Interest-bearing deposits ......................................................    2,986,235          3,666,821
                                                                                  -----------         ----------
  Cash and cash equivalents ....................................................   14,513,610         14,764,088
Investment securities available-for-sale .......................................   12,657,806            166,484
Investment securities held-to-maturity (fair value of $17,490,000 in 1999
     and $13,888,000 in 1998) ..................................................   17,490,458         13,888,050
Mortgage-backed securities available-for-sale ..................................   41,324,754         52,275,259
Mortgage-backed securities held-to-maturity (fair value of
    $103,259,000 in 1999 and $129,027,000 in 1998) .............................  104,138,845        129,063,968
Loans held for sale ............................................................    4,601,748          5,957,504
Loans, net of allowance for loan losses of $1,940,000 in 1999
    and $1,843,000 in 1998 .....................................................  358,537,936        327,692,406
Real estate owned and other repossessed assets .................................       50,202            328,896
Federal Home Loan Bank stock, at cost ..........................................    7,022,900          7,022,900
Premises and equipment, net ....................................................    8,064,089          8,017,347
Accrued interest receivable ....................................................    2,650,187          2,542,370
Capitalized mortgage servicing rights ..........................................    1,923,151          1,880,194
Prepaid expenses and other assets ..............................................    1,198,221            834,648
                                                                                -------------      -------------
Total assets ...................................................................$ 574,173,907      $ 564,434,114
                                                                                =============      =============
LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities:
Deposits .......................................................................$ 426,196,422      $ 420,817,972
Securities sold under agreements to repurchase .................................   45,000,000         45,000,000
Federal Home Loan Bank advances ................................................   53,272,257         53,285,899
 Advance payments by borrowers for taxes and insurance .........................    6,743,235          4,451,737
Accrued interest payable .......................................................    1,850,399          2,018,723
Accrued expenses and other liabilities .........................................    3,886,789          2,723,507
                                                                                   ----------        -----------
  Total liabilities ............................................................  536,949,102        528,297,838
                                                                                  -----------        -----------
Stockholders' equity:
Preferred stock ($.01 par value, 5,000,000 shares authorized,
   no shares issued and outstanding in 1999 and 1998) ..........................            -                  -
Common stock ($.01 par value, 20,000,000 shares authorized,
   4,293,914 shares issued and outstanding in 1999 and
   4,290,414 shares issued and outstanding in 1998) ............................       42,939             42,904
Additional paid-in capital .....................................................   32,125,058         32,136,522
Retained earnings -- substantially restricted ..................................    6,445,695          4,655,084
Accumulated other comprehensive income (loss) ..................................     (590,051)           100,602
Unearned Employee Stock Ownership Plan shares ..................................     (798,836)          (798,836)
                                                                                -------------        -----------
  Total stockholders' equity ...................................................   37,224,805         36,136,276
                                                                                -------------        -----------
Total liabilities and stockholders' equity .....................................$ 574,173,907      $ 564,434,114
                                                                                =============      =============

----------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

Mutual Savings Bank, f.s.b. and Subsidiaries
Consolidated Statements of Operations

                                                            For the Three Months Ended        For the Six Months Ended
                                                                      June 30,                         June 30,
                                                            --------------------------        ------------------------
                                                               1999            1998             1999             1998
                                                            ----------      ----------        ----------      --------
                                                                                      (Unaudited)
Interest income:
 Interest and fees on loans ..................................  $ 6,658,917    $ 6,225,931     $ 13,084,489     $ 12,514,644
 Interest on mortgage-backed securities ......................    2,088,559      3,535,271        4,389,566        7,417,975
 Interest on investment securities ...........................      391,189        288,409          628,651          398,167
 Other interest income .......................................      169,242        281,672          336,886          479,681
                                                                -----------     ----------      -----------      -----------
Total interest income ........................................    9,307,907     10,331,283       18,439,592       20,810,467
                                                                -----------     ----------      -----------      -----------
Interest expense:
 Interest on deposits ........................................    4,231,769      4,551,661        8,562,867        9,050,192
 Interest on securities sold under agreements
   to repurchase .............................................      658,673      1,233,335        1,312,833        2,544,710
 Interest on Federal Home Loan Bank advances .................      849,410      1,588,926        1,688,432        3,343,280
                                                                -----------     ----------      -----------      -----------
Total interest expense .......................................    5,739,852      7,373,922       11,564,132       14,938,182
                                                                -----------     ----------      -----------      -----------
Net interest income ..........................................    3,568,055      2,957,361        6,875,460        5,872,285
Provision for loan losses ....................................      150,000        120,000          291,000          230,000
                                                                -----------     ----------      -----------      -----------
Net interest income after provision for loan losses ..........    3,418,055      2,837,361        6,584,460        5,642,285
                                                                -----------     ----------      -----------      -----------
Other income:
 Gains and fees on loans sold ................................      242,629        475,008          525,544        1,078,581
 Loan servicing fees .........................................      151,524        180,809          282,510          348,185
 Other fees ..................................................      426,168        426,555          871,798          815,964
 Net gain on sale of premises and equipment,
   real estate owned and other repossessed assets ............        7,856         19,375           20,096           13,522
 Securities and insurance commissions and fees ...............      154,506        206,065          324,228          336,561
 Other, net ..................................................       25,201          9,710           41,128           19,517
                                                                -----------     ----------      -----------      -----------
Total other income ...........................................    1,007,884      1,317,522        2,065,304        2,612,330
                                                                -----------     ----------      -----------      -----------
General and administrative expenses:
 Salaries and employee benefits ..............................    1,678,689      1,606,210        3,313,645        3,228,935
 Occupancy, equipment and supplies ...........................      534,624        586,657        1,075,843        1,185,410
 Data processing .............................................      257,743        253,684          531,721          510,623
 Federal deposit insurance premiums ..........................      335,161        328,084          669,449          652,552
 Marketing and promotion .....................................      140,000        196,062          280,000          347,984
 Professional fees ...........................................       80,600        117,276          162,100          234,552
 Other .......................................................      386,240        475,800          826,395          960,439
                                                                -----------     ----------      -----------      -----------
Total general and administrative expenses ....................    3,413,057      3,563,773        6,859,153        7,120,495
                                                                -----------     ----------      -----------      -----------

Income before income tax expense .............................    1,012,882        591,110        1,790,611        1,134,120
Income tax expense ...........................................            -              -                -                -
                                                                -----------     ----------      -----------      -----------
Net income ...................................................  $ 1,012,882      $ 591,110      $ 1,790,611      $ 1,134,120
                                                                ===========     ==========      ===========      ===========

----------------------------------------------------------------------------------------------------------------------------

Earnings per share:
 Basic earnings per share.....................................      $ 0.24         $ 0.14           $ 0.42           $ 0.27
                                                                    ======         ======           ======           ======
 Diluted earnings per share...................................      $ 0.23         $ 0.14           $ 0.41           $ 0.26
                                                                    ======         ======           ======           ======

---------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

Mutual Savings Bank, f.s.b. and Subsidiaries
Consolidated Statements of Comprehensive Income  (Unaudited)

                                                                            For the Three Months Ended      For the Six Months Ended
                                                                                    June 30,                       June 30,
                                                                            --------------------------------------------------------
                                                                                 1999           1998          1999           1998
                                                                            --------------   -----------   -----------   -----------
Net income ................................................................  $ 1,012,882     $ 591,110     $1,790,611    $ 1,134,120

Other comprehensive income (loss):
  Changes in unrealized gain (loss) on available-for-sale securities.......     (478,493)      203,286       (690,653)       159,618
                                                                            ------------     ---------     ----------    -----------

Comprehensive income ......................................................  $   534,389     $ 794,396     $1,099,958    $ 1,293,738
                                                                             ===========     =========     ==========    ===========

------------------------------------------------------------------------------------------------------------------------------------

Mutual Savings Bank, f.s.b. and Subsidiaries
Consolidated Statement of Changes in Stockholders' Equity (Unaudited) For the Six Months Ended June 30, 1999

                                                                          Retained       Accumulated
                                                          Additional     Earnings -         Other          Unearned
                                               Common       Paid-in     Substantially   Comprehensive        ESOP
                                               Stock        Capital      Restricted     Income (Loss)       Shares         Total
Balance at December 31, 1998 ..............  $ 42,904    $ 32,136,522    $4,655,084       $ 100,602      $ (798,836)   $ 36,136,276

Stock issued upon exercise of
  stock options (3,500 shares) ............        35          24,496             -               -               -          24,531

Net income for the period .................         -               -     1,790,611               -               -       1,790,611

Changes in unrealized gain (loss)
  on available-for-sale securities ........         -               -             -        (690,653)              -        (690,653)

ESOP valuation adjustment .................         -         (35,960)            -               -               -         (35,960)
                                             --------    ------------   -----------       ----------     ----------    ------------
Balance at June 30, 1999 ..................  $ 42,939    $ 32,125,058    $6,445,695       $ (590,051)    $ (798,836)   $ 37,224,805
                                             ========    ============   ===========       ===========    ==========    ============

-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

Mutual Savings Bank, f.s.b. and Subsidiaries
Consolidated Statements of Cash Flows

----------------------------------------------------------------------------------------------------------------
                                                                                   For the Six Months Ended
                                                                                           June 30,
                                                                                -------------------------------
                                                                                    1999               1998
                                                                                ---------------     -----------
                                                                                            (Unaudited)
Cash flows provided by (used in) operating activities:
 Net income (loss)..........................................................       $ 1,790,611         $1,134,120
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
   Loss on sale of investment securities available-for-sale.................                 -                  -
   Loss on sale of mortgage-backed securities available-for-sale............                 -                  -
   Stock compensation amortized to expense..................................           100,122            137,174
   Depreciation.............................................................           475,661            572,895
   Capitalized mortgage servicing rights, net...............................           (42,957)          (499,254)
   Reversal of reserve on deferred tax asset................................                 -                  -
   Write-off of fixed assets related to the merger..........................                 -                  -
   (Gain) loss on sale of premises and equipment,
      real estate owned and other repossessed assets........................           (20,096)           (13,522)
   Accretion of discounts, amortization of premiums,
      and other deferred yield items, net...................................          (347,070)          (285,565)
   Provision for loan losses ...............................................           291,000            230,000
   Originations of loans held for sale......................................       (44,542,773)      (108,546,660)
   Principal amount of loans sold ..........................................        45,898,529         99,152,240
   (Increase) decrease in accrued interest receivable.......................          (107,817)           224,332
   (Increase) decrease in prepaid expenses and other assets.................          (363,573)        (2,706,496)
   Increase (decrease) in accrued liability for settlement of
     class action lawsuit ..................................................                 -          2,500,000
   Increase (decrease) in accrued interest payable..........................          (168,324)          (231,919)
   Increase (decrease) in accrued expenses and other liabilities ...........         1,163,282            391,630
   Increase (decrease) in other, net........................................           204,466           (265,270)
                                                                                --------------      -------------

Net cash provided by (used in) operating activities.........................         4,331,061         (8,206,295)
                                                                                --------------      -------------
Cash flows provided by (used in) investing activities:
 Proceeds from sales of:
  Investment securities available-for-sale..................................                 -                  -
  Mortgage-backed securities available-for-sale.............................                 -                  -
  Premises and equipment....................................................             1,250                100
  Real estate owned and other repossessed assets............................           287,965            322,898
 Purchases of:
  Investment securities available-for-sale..................................       (12,911,423)                 -
  Investment securities held-to-maturity....................................      (285,113,107)      (627,359,414)
  Premises and equipment....................................................          (524,417)          (327,625)
 (Increase) decrease in net loans receivable................................       (31,201,842)         5,773,694
 Principal payments received on:
  Investment securities.....................................................       282,172,733        627,562,056
  Mortgage-backed securities................................................        35,028,934         46,155,556
                                                                                --------------      -------------
 Net cash provided by (used in) investing activities........................       (12,259,907)        52,127,265
                                                                                --------------      -------------
Cash flows provided by (used in) financing activities:
  Proceeds from Federal Home Loan Bank advances.............................                 -         10,000,000
  Repayments of Federal Home Loan Bank advances.............................           (16,111)       (16,014,919)
  Increase (decrease) in securities sold under agreements to repurchase.....                 -        (40,000,000)
  Increase (decrease) in deposits...........................................         5,378,450          7,878,437
  Increase (decrease) in advance payments by borrowers for taxes and
    insurance...............................................................         2,291,498          3,217,648
  Issuance of common stock..................................................            24,531             40,500
                                                                                --------------      -------------
Net cash provided by (used in) financing activities.........................         7,678,368        (34,878,334)
                                                                                --------------      -------------
Net increase (decrease) in cash and cash equivalents........................          (250,478)         9,042,636
Cash and cash equivalents at beginning of period............................        14,764,088         13,396,756
                                                                                --------------      -------------
Cash and cash equivalents at end of period..................................    $   14,513,610      $  22,439,392
                                                                                ==============      =============
Cash paid during the period for interest....................................    $   11,732,456      $  15,170,101
                                                                                ==============      =============
Supplemental disclosure of cash flow information:
  Transfer of loans, at fair value, to real estate owned and other
   repossessed assets.......................................................    $      356,312      $     215,668
                                                                                ==============      =============

-----------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                  Mutual Savings Bank, f.s.b. and Subsidiaries

              Notes to Unaudited Consolidated Financial Statements
                    Six months Ended June 30, 1999 and 1998

1.   Basis of Presentation
The accompanying unaudited consolidated financial statements include all adjustments (consisting of only normal recurring accruals) necessary, in the opinion of Management, for a fair presentation. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of results that may be expected for the year ending December 31, 1999.

The unaudited consolidated financial statements include the accounts of Mutual Savings Bank, f.s.b., A Stock Company ("MSB"), and its wholly-owned subsidiaries MSB Service Corporation and MSB Investment and Insurance Services, Inc. ("MSBi"). All significant inter-company transactions and balances have been eliminated in consolidation.

These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in MSB's Annual Report on Form 10-K filed with the Office of Thrift Supervision ("OTS") for its fiscal year ended December 31, 1998.

2.   Accounting for Income Taxes
MSB maintained a valuation allowance at both June 30, 1999 and December 31, 1998 which reduced its net deferred tax asset to zero. The valuation allowance has been established because, in the opinion of Management, realization of the benefit of the deferred tax assets is not more likely than not. The valuation allowance considered the Bank's historical operating results, the significant contribution of gains and fees from loan sales to earnings for 1998 and for the six months ended June 30, 1999 and the uncertainty related to the possible costs of a remaining securities related lawsuit. At December 31, 1998 MSB had approximately $34.749 million of NOL carryforwards, of which $7,688,000 will expire if not utilized against taxable income in the year 2004, $164,000 in the year 2007, $15.260 million in the year 2008, $81,000 in the year 2009, $6,779,000 in the year 2010, $929,000 in the year 2011, $411,000 in the year
2012, and $3,437,000 in the year 2018. Future utilization of $7,776,000 of the NOL's is limited to approximately $700,000 per year as a result of converting to a federally chartered stock savings bank on July 16, 1992, which resulted in a change of control as defined in Section 382 of the Internal Revenue Code.

3.   Earnings Per Share
The following tables are reconciliations of the numerators and denominators of the basic and diluted Earnings Per Share ("EPS") computations.

                                                       For the Three Months Ended June 30,
                               -----------------------------------------------------------------------------------
                                                   1999                                     1998
                               ------------------------------------------    -------------------------------------
                                                  Average        Per                          Average        Per
                                   Income         Shares        Share          Income         Shares        Share
                                 (Numerator)   (Denominator)   Amount        (Numerator)   (Denominator)   Amount
                                 -----------   -------------   ------        -----------   -------------   ------
Basic EPS:
Income available to common
  stockholders                 $  1,012,882      4,292,414                  $  591,110       4,289,914
Employee Stock Ownership
  Plan ("ESOP") shares not
  committed to be released               --        (38,555)                         --         (52,345)
                               ------------      ----------                 ----------       ---------
                                  1,012,882      4,253,859      $0.24          591,110       4,237,569      $0.14
                                                                =====                                       =====

Effect of dilutive securities:
Options                                  --        107,531                          --         100,638
                               ------------      ---------                  ----------       ---------

Diluted EPS:
Income available to common
  stockholders and assumed
  conversions                  $  1,012,882      4,361,390      $0.23       $  591,110       4,338,207      $0.14
                               ============      =========      =====       ==========       =========      =====


                                                         For the Six Months Ended June 30,
                               -----------------------------------------------------------------------------------
                                                  1999                                        1998
                               ----------------------------------------     --------------------------------------
                                                  Average        Per                          Average        Per
                                   Income         Shares        Share          Income         Shares        Share
                                 (Numerator)   (Denominator)   Amount        (Numerator)   (Denominator)   Amount
                                 -----------   -------------   ------        -----------   -------------   ------
Basic EPS:
Income available to common
  stockholders                 $  1,790,611      4,291,414                  $1,134,120       4,288,136
ESOP shares not committed
  to be released                         --        (40,069)                         --         (54,279)
                               ------------      ---------                  ----------       ---------
                                  1,790,611      4,251,345      $0.42        1,134,120       4,233,857      $0.27
                                                                =====                                       =====

Effect of dilutive securities:
Options                                  --         98,248                          --         102,548
                               ------------      ---------                  ----------       ---------

Diluted EPS:
Income available to common
  stockholders and assumed
  conversions                  $  1,790,611      4,349,593      $0.41       $1,134,120       4,336,405      $0.26
                               ============      =========      =====       ==========       ==========     =====

The following table summarizes granted options to purchase shares of common stock that were outstanding at June 30, 1999 and 1998, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

                                                     For the Three Months                                For the Six Months
                                                         Ended June 30,                                     Ended June 30,
                                          ----------------------------------------       -----------------------------------------
                                                1999                    1998                     1999                  1998
                                          ------------------   -------------------       --------------------    -----------------
Weighted-average price of common
   stock                                  $          12.54        $          12.12       $           11.32       $           12.50
Weighted-average exercise price of
  options                                            17.94                   17.94                   17.94                   17.94
Range of exercise prices                  $ 13.25 - $19.25        $ 13.25 - $19.25       $  13.25 - $19.25       $  13.25 - $19.25
Number of shares                                   119,188                 119,188                 119,188                 119,188
Weighted-average remaining
  contractual life (in years)                         4.25                    5.25                    4.25                    5.25

4.   Commitments and Contingencies
MSB is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to sell mortgage loans, commitments to extend credit, and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Statements of Financial Condition. MSB's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. MSB uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer based on compliance with contractual conditions. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The total commitment amounts do not necessarily represent future cash requirements since some of the commitments may expire without being drawn upon. MSB evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on Management's credit evaluation of the counter party.

At June 30, 1999 MSB had outstanding commitments to originate mortgage loans of $5,028,000. These outstanding commitments have interest rates ranging from 6.625% to 8.50%. At that same date, MSB had commitments to sell mortgage loans of $7,176,000 to the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, and of the loans committed to be sold, commitments had not been issued to borrowers with respect to $1,018,000 of these loans. Any fees associated with these commitments have not been recognized in income. MSB has committed $11.233 million for construction loans on one- to four-family dwellings of which $5,710,000 has not been funded at June 30, 1999. Also at June 30, 1999, MSB had no outstanding commitments to purchase or sell investment or mortgage-backed securities. At June 30, 1999 MSB had a commitment for a $720,000 Federal Home Loan Bank ("FHLB") advance. MSB had commitments to borrowers on undrawn home equity lines of credit of $12.275 million and originated commercial loan commitments of $8,487,000. Standby letters of credit are conditional commitments issued by MSB to guarantee the performance of a customer to a third party. Those guarantees are issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers. At June 30, 1999 unused lines of credit were $3,757,000 and standby letters of credit were $350,000. MSB anticipates that it will have sufficient funds available to meet its current commitments. Management believes that the market risk associated with the commercial loan commitments, construction loan commitments and commitments on undrawn home equity lines of credit is not significant.

For a discussion of pending legal proceedings, refer to "Part II -- Other Information, Item 1 -- Legal Proceedings" of this document.

5.   Regulatory Matters
MSB is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MSB's financial statements. Regulations of the OTS set forth minimum capital standards applicable to all savings institutions. These standards include a tangible capital requirement, a core capital requirement and a risk-based capital requirement. Savings institutions must meet or exceed all three requirements at all times to be considered in capital compliance. The following table presents MSB's capital position with respect to the three requirements at June 30, 1999:

                                                                                                               Excess
                                                      As a % of     Required    As a % of      Excess          Capital
                                       Amount        Assets (1)      Capital    Assets (1)     Capital            %
                                       ------        ----------      -------    ---------      -------         ------
Stockholders' equity                $  37,224,805
Unrealized loss on available-
  for-sale securities                     590,051

Total tangible capital              $  37,814,856      6.58%       $  8,621,459    1.50%        $ 29,193,397    5.08%
                                    =============

Total core capital                  $  37,814,856      6.58%       $ 22,990,558    4.00%        $ 14,824,298    2.58%

General valuation allowances            1,892,412
                                    -------------
Total risk-based capital            $  39,707,268     13.02%       $ 24,395,680    8.00%        $ 15,311,588    5.02%
                                    =============

(1) Tangible and core capital levels are shown as a percentage of total adjusted assets. The risk-based capital level is shown as a percentage of risk-weighted assets.


As indicated in the table, MSB exceeded all three of these regulatory capital requirements at June 30, 1999.

In addition, under capital adequacy guidelines and the regulatory framework for prompt corrective action, MSB must meet specific capital guidelines that involve quantitative measures of MSB's liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. MSB's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require MSB to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to assets (as defined). Management believes, as of June 30, 1999, that MSB meets all capital adequacy requirements to which it is subject. To be categorized as well-capitalized, MSB must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table.

MSB's actual capital amounts and ratios are also presented in the following table:

                                                                                                    To Be Well
                                                                                                 Capitalized Under
                                                                           For Capital           Prompt Corrective
                                                   Actual               Adequacy Purposes        Action Provisions
                                            ---------------------      -------------------      ------------------
                                              Amount       Ratio        Amount      Ratio        Amount      Ratio
                                            -----------   -------      --------    -------      --------    ------
As of June 30, 1999:
  Total capital (to risk-weighted assets)   $39,707,268    13.02%      $24,395,680   8.00%      $30,494,600  10.00%
  Tier 1 capital (to risk-weighted assets)  $37,814,856    12.40%      $12,197,840   4.00%      $18,296,760   6.00%
  Tier 1 capital (to total assets)          $37,814,856     6.58%      $22,990,558   4.00%      $28,738,198   5.00%

As of December 31, 1998:
  Total capital (to risk-weighted assets)   $37,795,223    13.17%      $22,964,880   8.00%      $28,706,100  10.00%
  Tier 1 capital (to risk-weighted assets)  $36,035,674    12.55%      $11,482,440   4.00%      $17,223,660   6.00%
  Tier 1 capital (to total assets)          $36,035,674     6.39%      $22,573,340   4.00%      $28,216,676   5.00%

As of June 30, 1999, the most recent notification of the OTS categorized MSB as well capitalized under the regulatory framework for prompt corrective action.

6.   Consolidated Disclosure of Fair Value
The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by MSB using available market information and valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop th estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts MSB could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following table presents the disclosure of estimated fair values as of June 30, 1999 and December 31, 1998:

                                                                June 30, 1999                December 31, 1998
                                                       -----------------------------    ---------------------------
                                                         Carrying          Fair           Carrying        Fair
                                                          Amount           Value           Amount         Value
                                                        ---------         -------         -------        -------
                                                                              (In thousands)
Assets
Cash on hand and on deposit                             $   11,528       $   11,528      $   11,097     $   11,097
Interest-bearing deposits                                    2,986            2,986           3,667          3,667
                                                             -----            -----           -----          -----
  Cash and cash equivalents                                 14,514           14,514          14,764         14,764

Investment securities                                       30,148           30,148          14,055         14,055
Mortgage-backed securities                                 145,464          144,584         181,339        181,302
Loans receivable, net                                      363,140          362,652         333,650        336,728
FHLB stock, at cost                                          7,023            7,023           7,023          7,023
Accrued interest receivable                                  2,650            2,650           2,542          2,542

Liabilities
Deposits                                                   426,196          426,683         420,818        423,108
Repurchase Agreements                                       45,000           45,141          45,000         46,069
FHLB advances                                               53,272           53,291          53,286         55,169
Advance payments by borrowers for taxes and insurance        6,743            6,743           4,452          4,452
Accrued interest payable                                     1,850            1,850           2,019          2,019

Cash and Cash Equivalents
For cash and cash equivalents, the carrying value approximates the fair value.

Investment Securities
For investment securities (other than mortgage-backed securities) and marketable equity securities, fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The estimated fair value of the collateralized mortgage obligation ("CMO") residual included in investment securities is based on future expected cash flows.

Mortgage-Backed Securities
Estimated fair value for mortgage-backed securities is based on quoted market prices.

Loans Receivable
For certain homogeneous categories of loans, such as certain residential mortgages and consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for similar remaining maturities. The carrying value and fair value of commitments to originate and sell loans is not significant.

Federal Home Loan Bank Stock
The carrying value of the FHLB stock approximates the fair value.

Accrued Interest Receivable
The carrying value of accrued interest receivable approximates the fair value.

Deposits
The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable at the reporting date. The fair value of fixed-maturity certificates of deposit ("CD's") is estimated using the rates currently offered for CD's of similar remaining maturities. The fair value estimates do not include the benefit that results from the low-cost funding generally provided by retail deposits compared to the cost of alternative borrowing sources.

Securities Sold under Agreements to Repurchase
Rates currently available to MSB for securities sold under agreements to repurchase ("Repurchase Agreements") with similar terms and remaining maturities are used to estimate the fair value of the existing Repurchase Agreements.

Federal Home Loan Bank Advances
Rates currently available to MSB for FHLB advances with similar terms and remaining maturities are used to estimate the fair value of the existing advances.

Advance Payments by Borrowers for Taxes and Insurance
The carrying value of advance payments by borrowers for taxes and insurance approximates the fair value.

Accrued Interest Payable
The carrying value of accrued interest payable approximates the fair value.

7.   Reclassifications
Certain reclassifications were made to prior period financial statements to conform to the 1999 presentation.